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                                                               Exhibit 10(y)(i)

                       AMENDMENT TO PURCHASE AND SALE AGREEMENT


     WHEREAS, NANTUCKET INDUSTRIES, INC. ("Seller") and MIMMS INVESTMENTS ("Purchaser") entered into a Purchase and Sale Agreement (the "Agreement") on July 31, 1997 regarding the purchase and sale of real property known as 200 Cook Street, Cartersville, Bartow County, Georgia (the "Property"); and

     WHEREAS, the parties desire to amend certain provisions of the Agreement;

     NOW, THEREFORE, the parties hereby amend the Agreement as follows:

     1. The second sentence of Section 8(a) of the Agreement is hereby amended to read as follows:

     "In the event Purchaser, in Purchaser's sole discretion, determines that the Property is not suitable for the uses intended by Purchaser, Purchaser shall have the right to terminate this Agreement by delivering written notice of such termination to Seller on or before September 4, 1997 (the "Inspection Period Deadline")."

     2. Section 16(a) of the Agreement is hereby amended to read as follows:

     "Seller's ability to obtain, prior to the Inspection Period Deadline, a fully executed Warehouse Lease with Academic Book Services ("Lessee") on terms acceptable to Seller and Purchaser; and".

     3.   Section 16(b) of the Agreement is hereby amended to read as follows:

     "Purchaser's ability to obtain, prior to the Inspection Period Deadline, a fully executed Commercial Lease Agreement between Seller and Purchaser on terms acceptable to Seller and Purchaser."

     4. The last sentence of Section 16 of the Agreement is hereby amended to read as follows:

     "In the event Purchaser, in Purchaser's sole discretion, determines that the above contingencies have not been satisfied, Purchaser shall have the right to terminate this Agreement by delivering written notice of such termination to Seller on or before the Inspection Period Deadline."

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     5.   The following Section 19 is hereby added to the Agreement:

     "19. Indemnification for Roof Repairs. At Closing, Seller shall execute and deliver to Purchaser an Indemnity Agreement, whereby Seller agrees to indemnify and hold Purchaser harmless, through and including October 1, 1999, from and against any and all claims for roof repairs to the Property asserted by Academic Book Services and all reasonable costs associated therewith."

     6. This Amendment (and any subsequent amendments to the Agreement) shall be effective upon the execution of same by Seller and Purchaser and delivery of same to the other by telecopy.

     7. This Amendment (and any subsequent amendments to the Agreement) may be executed in counterparts, each of which together shall constitute one and the same instrument and shall be deemed an original.

     Except as amended herein, the Agreement is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, Seller and Purchaser have hereto set their hands and seals this 14th day of August, 1997.

                                   SELLER:

                                   NANTUCKET INDUSTRIES, INC.


                                   By:  /s/ Ronald Hoffman
                                        -------------------------------------
                                        Ronald Hoffman
                                        Vice President



                                   PURCHASER:

                                   MIMMS INVESTMENTS,
                                   a Georgia general partnership


                                   By:
                                        --------------------------------------
                                        Malon D. Mimms, Jr.
                                        General Partner